EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form S-8 of Sodexho Alliance, SA of our report dated November 16, 2004 relating to the financial statements of Sodexho Alliance, SA, which appears in the Annual Report on Form 20-F of Sodexho Alliance, SA for the year ended August 31, 2004.

Paris, France

November 30, 2004

PricewaterhouseCoopers Audit

/s/ Hubert Toth

Hubert Toth

Exh. 23.2 -1